As filed with the Securities and Exchange Commission on July 27, 2007

Registration No. 333-132909

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM SB-2 ON FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Idaho General Mines, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Idaho	91-0232000
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Bruce D. Hansen
1726 Cole Blvd., Suite 115	1726 Cole Blvd., Suite 115
Lakewood, CO 80401	Lakewood, CO 80401
(303) 928-8599	(303) 928-8599
(Address, including zip code, and telephone number, including	(Name, address, including zip code, and telephone number,
area code, of each registrant’s principal executive offices)	including area code, of agent for service)

Copies to:

Gary J. Kocher

Kristy T. Harlan

Kirkpatrick & Lockhart Preston Gates Ellis LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington 98104

Ph: (206) 623-7580

Fax: (206) 623-7022

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth our estimates of the expenses to be incurred by in connection with the offering. All amounts except the SEC registration fee are estimates.

SEC Registration Fee	$12,188
Blue Sky Filing Fees	1,500
Printing Expenses	2,500
Legal Fees	50,000
Accounting Fees	5,000
Transfer Agent Fees	1,000
Miscellaneous Fees	5,000
Total	$77,188

Item 15. Indemnification of Directors and Officers

The Idaho Business Corporation Act (“IBCA”) authorizes a corporation to indemnify directors and officers in certain circumstances. The corporation may indemnify against all reasonable expenses (including attorneys’ fees) for all judgments, fines and amounts paid in settlement.  The corporation may only indemnify an officer or director if:

(i)             the indemnified person acted in good faith and in a manner reasonably believed by the person to be in, or not opposed to, the best interests of the corporation; and

(ii)          in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful.

No indemnification may be made if it is determined that the individual did not meet the above listed standards or is determined to be liable on the basis that he or she received a financial benefit not entitled to.

A corporation’s determination of whether to indemnify someone must be made:

(i)           by a majority vote of the board of directors if there are two or more disinterested directors;

(ii)  by a committee of disinterested directors designated by the majority vote of the disinterested directors (even if less than a quorum);

(iii) by special legal counsel if there are fewer than two disinterested directors; or

(iv) by the shareholders, but shares owned by or voted by a director who is not disinterested may not be voted.

Where the person defends a matter successfully, indemnification for reasonable expenses is mandatory. Officers’ and directors’ expenses may be paid in advance of final disposition if the person agrees to repay the advances if he is later determined not to be entitled to indemnification.

Our articles of incorporation provide that our directors shall not be personally liable to us or our shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates the IBCA, pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the IBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the IBCA, as so amended. Further, we are authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by our directors, officers, employees or agents in any proceeding (as defined in the IBCA) to the full extent of the laws of the State of Idaho as may now or hereafter exist.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

Exhibit Number	Description of Exhibit
4.1(3)	Shareholder Rights Agreement dated September 22, 2005
4.2(2)	First Amendment to Shareholders Rights Agreement dated February 14, 2006
4.3(4)	Second Amendment to Shareholders Rights Agreement dated September 8, 2006
4.4(5)	Third Amendment to Shareholders Rights Agreement dated November 10, 2006
4.5(6)	Form of Security Purchase Agreement in connection with the private placement completed February 15, 2006
4.6(6)	Form of Common Stock Purchase Warrant in connection with the private placement completed February 15, 2006
4.7(6)	Form of Common Stock Warrant Issued Pursuant to Placement Agent Agreement in connection with the private placement completed February 15, 2006
4.8(7)	Form of Subscription Agreement in connection with the private placement completed January 10, 2006
4.9(7)	Form of Subscription Agreement for Regulation S Offering in connection with the private placement completed January 10, 2006
4.10(7)	Form of Common Stock Purchase Warrant in connection with the private placement completed January 10, 2006
4.10(7)	Letter #1 to Investors regarding Registration Rights dated January 6, 2006 in connection with the private placement completed January 10, 2006
4.10(7)	Letter #2 to Investors regarding Registration Rights dated January 6, 2006 in connection with the private placement completed January 10, 2006
5.1(1)	Opinion of Hull & Branstetter Chartered
23.1(1)	Consent of Williams & Webster, P.S.
23.2(1)	Consent of Hull & Branstetter Chartered (included in Exhibit 5.1)
23.3(1)	Consent of Independent Mining Consultants, Inc.
24.1(1)	Power of Attorney

(1)             Previously filed.

(2)             Incorporated by reference to the Current Report on Form 8-K filed by Idaho General Mines, Inc. on February 17, 2006.

(3)             Incorporated by reference to the Form 10-KSB filed by Idaho General Mines, Inc. on March 31, 2006.

(4)          Incorporated by reference to the Form 8-K filed by Idaho General Mines, Inc. on September 14, 2006.

(5)          Incorporated by reference to the Form 8-K filed by Idaho General Mines, Inc. on November 14, 2006.

(6)        Incorporated by reference to the Current Report on Form 8-K filed by Idaho General Mines, Inc. on February 17, 2006.

(7)          Incorporated by reference to the Current Report on Form 8-K filed by Idaho General Mines, Inc. on January 17, 2006.

Item 17. Undertakings

The Registrant hereby undertakes:

 (a)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

 (i)  include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

 (ii)  reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

 (iii)  include any additional or changed material information or the plan of distribution.

 (b)   that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

 (c)  to file a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

 (d)  that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.   In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e)  that  for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)  any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

  (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

  (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

  (iv)  any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

  (f)  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form S-3 and has caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lakewood, Colorado, on July 27, 2007.

IDAHO GENERAL MINES, INC

By:	/s/ BRUCE D. HANSEN
Bruce D. Hansen
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities set forth below on July 27, 2007.

/s/ BRUCE D. HANSEN	Chief Executive Officer and Director
Bruce D. Hansen	(Principal Executive Officer)

/s/ DAVID A. CHAPUT	Chief Financial Officer
David A. Chaput	(Principal Financial and Accounting Officer)

/s/ *	Executive Director and Chairman of the Board
Robert L. Russell

/s/ *	Director
Ricardo M. Campoy

/s/ *	Director
Mark A. Lettes

Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities set forth below on July 27, 2007.

	*	Director
John B Benjamin

	*	Director
Gene W. Pierson

	*	Director
Norman A. Radford

	*	Director
R. David Russell

	*	Director
Richard Nanna

* By:	/s/ Bruce D. Hansen
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1(3)	Shareholder Rights Agreement dated September 22, 2005
4.2(2)	First Amendment to Shareholders Rights Agreement dated February 14, 2006
4.3(4)	Second Amendment to Shareholders Rights Agreement dated September 8, 2006
4.4(5)	Third Amendment to Shareholders Rights Agreement dated November 10, 2006
4.5(6)	Form of Security Purchase Agreement in connection with the private placement completed February 15, 2006
4.6(6)	Form of Common Stock Purchase Warrant in connection with the private placement completed February 15, 2006
4.7(6)	Form of Common Stock Warrant Issued Pursuant to Placement Agent Agreement in connection with the private placement completed February 15, 2006
4.8(7)	Form of Subscription Agreement in connection with the private placement completed January 10, 2006
4.9(7)	Form of Subscription Agreement for Regulation S Offering in connection with the private placement completed January 10, 2006
4.10(7)	Form of Common Stock Purchase Warrant in connection with the private placement completed January 10, 2006
4.10(7)	Letter #1 to Investors regarding Registration Rights dated January 6, 2006 in connection with the private placement completed January 10, 2006
4.10(7)	Letter #2 to Investors regarding Registration Rights dated January 6, 2006 in connection with the private placement completed January 10, 2006
5.1(1)	Opinion of Hull & Branstetter Chartered
23.1(1)	Consent of Williams & Webster, P.S.
23.2(1)	Consent of Hull & Branstetter Chartered (included in Exhibit 5.1)
23.3(1)	Consent of Independent Mining Consultants, Inc.
24.1(1)	Power of Attorney

(1)             Previously filed.

(2)             Incorporated by reference to the Current Report on Form 8-K filed by Idaho General Mines, Inc. on February 17, 2006.

(3)             Incorporated by reference to the Form 10-KSB filed by Idaho General Mines, Inc. on March 31, 2006.

(4)          Incorporated by reference to the Form 8-K filed by Idaho General Mines, Inc. on September 14, 2006.

(5)          Incorporated by reference to the Form 8-K filed by Idaho General Mines, Inc. on November 14, 2006.

(6)        Incorporated by reference to the Current Report on Form 8-K filed by Idaho General Mines, Inc. on February 17, 2006.

(7)          Incorporated by reference to the Current Report on Form 8-K filed by Idaho General Mines, Inc. on January 17, 2006.